EXECUTION


                           SETTLEMENT AND RELEASE AGREEMENT


                   SETTLEMENT AND RELEASE AGREEMENT dated as of August 18, 1997 between ADVANCED NMR, INC., a Delaware corporation (the "Company"), and GENERAL ELECTRIC COMPANY, a New York corporation (the "Purchaser").

                   Terms not otherwise defined in this Agreement have the meanings stated in the Purchase Agreement (as defined below).


                                       RECITALS

                   A. The Purchaser has filed a Demand for Arbitration dated May 15, 1997 (the "Demand for Arbitration") with the American Arbitration Association at its office in New York, New York with respect to disagreements concerning certain matters (collectively, the "Disputed Matters") subject to or arising out of a development agreement dated December 3, 1987, as amended and restated as of November 30, 1989 (the "1989 Agreement"), Purchase Agreement (No. 800206) dated as of March 5, 1993, Purchase Agreement (No. 800247) dated as of July 29, 1994, as amended as of December 5, 1995, a letter agreement dated July 13, 1994, and a letter agreement dated June 13, 1996, and a Master Leaseline Agreement, number 2002, contract number 8506792-001, dated as of July 27, 1993, in each case between the Company and the Purchaser, and amendments, waivers, modifications, purchase orders, purchase order releases, documents transmitted by computer access, agreements and other documents related to the foregoing or otherwise entered into or delivered by one or both parties in the course of the dealings between the parties (collectively, the "ANMR/GE Agreements").

                   B. The Purchaser has commenced a litigation styled General Electric Co. vs. Advanced NMR Systems, Inc., in the United States District Court in and for the Southern District of New York, Civ. No. 97-CIV-3560 (JSR) (the "Litigation"), to compel arbitration with respect to the Disputed Matters.

                   C. The Company and the Purchaser have entered into the Purchase Agreement dated as of August 18, 1997 (the "Purchase Agreement") and are entering into this Agreement, the Registration Rights Agreement and the Stockholders Agreement, each dated as of the date hereof, and each of the Company and the Purchaser is executing and delivering certain other instruments and documents in connection with the conclusion of one or more of the transactions contemplated hereby and thereby (collectively, the "Transaction Documents").

                   D. The Company and the Purchaser desire to enter into this Agreement to provide for a mutual and general release (except with respect to the Transaction Documents), the withdrawal of the Demand for Arbitration, the termination of the Litigation and the termination of the ANMR/GE Agreements.


                                      AGREEMENT

                   The parties agree as follows:

                   SECTION 1.     RELEASE BY COMPANY PARTIES.  Effective on
                                  --------------------------
         and as of the date hereof, the Company, for itself and its Subsidiaries (collectively, the "Company Parties"), hereby releases and forever discharges the Purchaser and its Subsidiaries, and each past, present or future principal, partner, stockholder, officer, director, nominee, beneficiary, attorney-in-fact, agent, employee
         or  other  representative  of  the  foregoing   (collectively,  the
         "Purchaser Released  Parties") from  any and all demands,  damages,
         debts,   costs,  expenses,   liabilities,   contracts,  agreements,
         obligations,  accounts, defenses, suits, losses, claims (including,
         without    limitation,    warranty    claims    and   claims    for
         indemnification), actions, causes of action or claims for relief of any kind or character whatsoever, whether now known or unknown, suspected or unsuspected, in contract or in tort, joint or several, at law or in equity, whether heretofore or hereafter accruing (collectively, "Claims"), which any of the Company Parties or their respective heirs, executors, legal representatives, administrators, successors and assigns, ever had or now have or may in the future have against the Purchaser Released Parties, jointly or severally, at any time prior to and including the date hereof, for or by reason of any matter, cause, or thing done, admitted to, or suffered to be done by the Purchaser Released Parties, jointly or severally, at any time prior to the date hereof, including, without limitation, Claims with respect to any of the Disputed Matters and the ANMR/GE Agreements (collectively, the "Purchaser Released Claims"); provided that the Purchaser Released Claims shall not
                    --------
         include Claims with respect to any of the rights of the Company Parties and the duties and obligations of the Purchaser Released Parties owed to the Company Parties pursuant to the Transaction Documents. The foregoing release shall include, without limitation, to the extent allowed by applicable law, such claims or defenses as fraud, mistake (mutual or unilateral), duress, overreaching, failure to disclose, interference with business management or relationship, tortious interference with corporate or partnership governance or prospective business advantage or contract, breach of contract, injury to any person or entity of whatever nature, libel or slander (without admitting or implying that any such claim exists or has validity).

                   SECTION 2.  RELEASE BY PURCHASER PARTIES.  Effective  on
                               ----------------------------
         and as  of  the date  hereof,  the Purchaser,  for itself  and  its
         Subsidiaries  (collectively,   the  "Purchaser   Parties"),  hereby
         releases and forever discharges each of the Company Parties and each past, present or future principal, partner, stockholder, officer, director, nominee, beneficiary, attorney-in-fact, agent,
         employee   or   other   representative  of   the   Company  Parties
         (collectively,  the "Company  Released Parties")  from any  and all
         Claims  which  any  of   Purchaser  Parties  or  their   respective
         affiliates,     heirs,    executors,     legal     representatives,
         administrators, successors and assigns, ever had or now have or may in the future have against the Company Released Parties, jointly or severally, at any time prior to and including the date hereof, for or by reason of any matter, cause, or thing done, admitted to, or suffered to be done by the Company Parties, jointly or severally,
         at  any  time  prior   to  the  date  hereof,  including,   without
         limitation, Claims with respect to any of the  Disputed Matters and
         the  ANMR/GE  Agreements    (collectively,  the  "Company  Released
         Claims"); provided that the Released Claims shall not include Claims
                   --------
         with respect to any of the rights of the Purchaser Parties and the duties and obligations of the Company Released Parties owed to the Purchaser Parties pursuant to the Transaction Documents. The
         foregoing  release   shall  include,   without  limitation,  to the
         extent allowed by applicable law, such claims or defenses as fraud, mistake (mutual or unilateral), duress, overreaching, failure to disclose, interference with business management or relationship, tortious interference with corporate or partnership governance or
         prospective   business  advantage  or contract, breach of contract,
         injury to any person or entity of whatever nature, libel or slander (without admitting or implying that any such claim exists or has validity).

                   SECTION 3.     DISPUTED MATTERS; ANMR/GE AGREEMENTS.
                                  ------------------------------------

                   (a) The Purchaser is delivering to the Company a Withdrawal of Demand for Arbitration with respect to the Demand for Arbitration and, promptly after the execution and delivery hereof, shall cause an original copy of the same to be duly filed with the American Arbitration Association at its office in New York, New York.

                   (b) The  Purchaser  is  delivering   to  the  Company   a
         Stipulation of Dismissal with Prejudice with respect to the Litigation and, promptly after the execution and delivery hereof, shall cause an original copy of the same to be duly filed with the United States District Court in and for the Southern District of New York.

                   (c) Each of the ANMR/GE Agreements is hereby cancelled and is without further force or effect. Notwithstanding the foregoing, the Parties agree that their respective ownership rights in the Deliverable Technology and Product as provided in Section 1.3, 1.8, 4.1 and 4.2 of the 1989 Agreement and the inventions and improvements described in Section 8 of Purchase Agreement (No. 800247), shall survive. Each party hereby waives the benefit of any period or passage of time that may be provided in any ANMR/GE Agreement or otherwise as (1) a condition to the effectiveness of such termination or (2) a warranty period.

                   SECTION 4.     FURTHER ASSURANCES.  Promptly upon request
                                  ------------------
         by the other party or by any other express beneficiary of this Agreement, each party shall execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may require from time to time in order to carry out more effectively the purposes of this Agreement or to better transfer, preserve, protect and confirm to the requesting party the benefits intended to be granted to the requesting party under this Agreement.

                   For a period from the date hereof for four years, neither party hereto nor any of its respective affiliates or associates shall, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement concerning the other party hereto or its subsidiaries or affiliates, or any of its respective stockholders, directors, officers or employees which portrays such other party or its subsidiaries or affiliates or its respective stockholders, directors, officers or employees in an unfavorable light with respect to the Disputed Matters.

                   Neither party hereto nor any of its respective subsidiaries or affiliates shall, without the written consent of the other party hereto or a person duly authorized thereby, disclose to any person any information heretofore obtained by them with respect to the other party hereto, disclosure of which it knows or, in the exercise of reasonable case, should know may be damaging to the other party hereto; provided, however, that such information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by a party hereto or any of its respective subsidiaries or affiliates); and provided, further, that the duties of the parties hereto and their respective subsidiaries and affiliates under this paragraph shall not extend to any disclosure that may be required by law in connection with any judicial or administrative proceeding or inquiry.

                   SECTION 5.     NOTICES.  All notices, requests and other
                                  -------
         communications to any party or under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                   SECTION 6.     AMENDMENTS, ETC.  No amendment,
                                  ---------------
         modification, termination,  or  waiver  of  any provision  of  this
         Agreement, and no consent to any departure by a party from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                   SECTION 7.     SUCCESSORS AND ASSIGNS; THIRD PARTY
                                  -----------------------------------
         Beneficiaries. No party may assign its rights under this Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, the express beneficiaries hereof (to the extent provided herein) and their respective heirs, executors, legal representatives, successors and permitted assigns, and no other person.

                   SECTION 8.     GOVERNING LAW.  This Agreement shall be
                                  -------------
         governed by and construed in accordance with the internal laws of the State of New York.

                   SECTION 9.    COUNTERPARTS; EFFECTIVENESS. This Agreement
                                 ---------------------------
         may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                   SECTION 10.    SEVERABILITY OF PROVISIONS.  Any provision
                                  --------------------------
         of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

                   SECTION 11.    HEADINGS AND REFERENCES.  Section headings
                                  -----------------------
         in this Agreement are included in this Agreement for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties, express beneficiaries and sections in this Agreement are references to the parties to or the express beneficiaries and sections of this Agreement, as the case may be, unless the context shall require otherwise.

                   SECTION 12.  ENTIRE AGREEMENT.  Except as otherwise
                                ----------------
         specifically provided in the Purchase Agreement, this Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matters of this Agreement.

                   SECTION 13. DISPUTE RESOLUTION  (a)  General Provisions.
                               ------------------       ------------------
         (i) Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no party may take any action not contemplated herein to force a resolution of the Dispute by any judicial, arbitral or similar process, except to the limited extent necessary to (1) avoid expiration of a claim that might eventually be permitted hereby or (2) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

                       (ii)  All communications between the parties  or their
             representatives in connection with the  attempted resolution of
             any   Dispute  shall  be  deemed  to  have  been  delivered  in
             furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as an admission or otherwise), in any
             arbitral  or  other  proceeding   for  the  resolution  of  the
             Dispute.

                       (iii)      In  connection   with  any   Dispute,  the
             parties expressly waive and forego any right to trial by jury.

             (b)  Consideration by Senior Executives. If a Dispute cannot be
                  ----------------------------------
         resolved at an operational level, either party may, by notice to the other, request referral to the President and CEO of the General Electric Medical Services Division and the Chairman of the Company (or comparable officers of any permitted successor or assignee) for their consideration. Such request shall be accompanied by a written statement of the Dispute and of each party's position. Within 30 days after the request, the other party will either concur in such statement or prepare its own, and such statement(s) will be delivered to the officers named above. Such officers will meet in person or by telephone within 30 days thereafter to seek a resolution. If no resolution is reached by the expiration of 60 days from the referral request, then either party may submit the Dispute to resolution as further provided herein by notice to the other party.

             (c)   Mediation.  After completion of any prior procedures
                   ---------
         required hereby, either party may submit the Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. Mediation will continue for at least 60 days unless the mediator chooses to withdraw sooner. At the request of either party at commencement of the mediation, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions.

             (d)   Arbitration.  (i) After completion of any prior procedures
                   -----------
         required hereby, either party may submit the Dispute for resolution by arbitration pursuant to the Rules of the Center for Public Resources ("CPR") for Non-Administered Arbitration of Business Disputes as in effect at the time of the arbitration. The parties consent to a single, consolidated arbitration for all Disputes for which arbitration is permitted.

                       (ii) The neutral organization for purposes of the CPR rules will be the CPR. The arbitral tribunal shall be composed of one arbitrator selected by agreement of the parties or, in the absence of such agreement within 60 days after either party first proposes an arbitrator, by the CPR. The arbitration shall be conducted in New York. Each party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other party. A written transcript of the proceedings shall be made and furnished to the parties. The arbitrators shall determine the Dispute in accordance with the law of the State of New York, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable, and shall apply this Agreement according to its terms.

                       (iii) The parties agree to be bound by any award or order resulting from any arbitration conducted hereunder and further agree that:

              (1) any monetary award shall include pre-award interest, to the extent appropriate, and shall be made and payable in U.S. dollars through a bank selected by the recipient of such award, free of any withholding tax or other deduction, together with interest thereon at the prime rate in effect at such bank on the date of the award, from the date the award is granted to the date it is paid in full.

              (2) in the context of an attempt by either party to enforce an arbitral award or order, any defenses relating to the parties' capacity or the validity of this Agreement or any related agreement under any law are hereby waived; and

              (3) judgement on any award or order resulting from an arbitration conducted under this Section may be entered and enforced in any court, in any country, having jurisdiction thereof or having jurisdiction over any of the parties or any of their assets.

                        (iv)     Except  as  expressly  permitted   by  this
              Agreement, no party will commence or voluntarily participate in any court action or proceeding concerning a Dispute, except
              (A) for enforcement as contemplated by paragraph (iii)(3) above, (B) to restrict or vacate an arbitral decision based on the grounds specified under applicable law and not waived in paragraph (iii)(2) above, or (C) for interim relief as provided in paragraph (v) below. For purposes of the foregoing or enforcement of any undisputed obligation, the parties hereto submit to the non-exclusive jurisdiction of the courts of the State of New York.

                        (v) In addition to the authority otherwise conferred on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief,
              including  injunctive  relief,  as   it  may  deem  just   and
              equitable. If the tribunal shall not have been appointed, either party may seek interim relief from a court having jurisdiction if the award to which the applicant may be entitled may be rendered ineffectual without such interim relief. Upon appointment of the tribunal following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the parties will seek modification or rescission of the court action as necessary to accord with the tribunal's decision.

                        (vi) The prevailing party in any arbitration conducted under this Section shall be entitled to recover from the other party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.
                             ____________________________

                              [Intentionally Left Blank]

                     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above in New York, New York.


                                  ADVANCED NMR SYSTEMS, INC.

                                  By:  /s/ Jack Nelson
                                     ------------------------
                                      Name: Jack Nelson
                                      Title: Chairman and CEO

                                  Address:  Advanced NMR Systems, Inc.
                                            46 Jonspin Road
                                            Wilmington, Massachusetts  01889

                                            Telecopy: (508) 658-3581


                                  GENERAL ELECTRIC COMPANY


                                  By: /s/ Jeffrey R. Immelt
                                     -------------------------
                                      Name: Jeffrey R. Immelt
                                      Title: President of GE Medical
                                             Systems

                                  Address:  General Electric Company
                                            Medical Services Division
                                            3000 North Grandview Blvd.
                                            (P.O. Box 414)
                                            Waukesha, Wisconsin 53188

                                  Telecopy: (414) 544-3573